Exhibit 99.1

U.S. Energy Corp. Announces Recent Acquisition

Targeting Industrial Gas Production

HOUSTON, Texas, January 10, 2024 — U.S. Energy Corporation (NASDAQ: USEG, “U.S. Energy” or the “Company”) today announced that the Company has closed a transaction (the “Agreement”) with Synergy Offshore, LLC (“Synergy” or “SOG”) for the acquisition of operated acreage targeting helium and other industrial gas production across the Kevin Dome structure in Toole County, Montana (the “SOG Asset”).

HIGHLIGHTS

■	The SOG Asset includes:

-	Approximately 24,000 net acres strategically positioned across the core of the Kevin Dome.

-	Multiple prospective industrial gas pay zones, primarily composed of carbon dioxide (CO2) and nitrogen heavy formations enriched with significant helium concentrations.

-	Industry leading low environmental footprint focusing on the production of non-hydrocarbon-based helium and other industrial gases.

■	SOG Asset expected to be seamlessly integrated into U.S. Energy’s existing operations.

-	The SOG Asset’s highly contiguous location to U.S. Energy’s existing position enhances the Company’s industrial gas operations within the Kevin Dome region.

-	The Asset will be immediately incorporated into U.S. Energy’s 2025 development program, accelerating value creation.

■	Initiation of carbon sequestration business significantly expands opportunity.

-	The acquisition marks a significant milestone in advancing U.S. Energy’s carbon management solutions, leveraging the SOG Asset to expand into the Company’s carbon sequestration business.

-	Development plans align closely with local, state, and federal legislation, positioning U.S. Energy as a leader in sustainable industrial gas production.

MANAGEMENT COMMENTARY

“With U.S. Energy’s acquisition of the Synergy Assets, encompassing a substantial position across the core of Montana’s Kevin Dome structure, we are confident that the Company is well-positioned to capitalize on what we believe to be a transformational resource and economic opportunity across multiple industrial gas streams,” said Ryan Smith, U.S. Energy’s Chief Executive Officer. He added, “The Kevin Dome structure represents immense resource potential, with full-cycle helium and industrial gas economics that are competitive with any location in North America.”

Mr. Smith continued, “Global industries—including aerospace, semiconductors, medical applications, and food and beverage production—are facing significant challenges in meeting the growing demand for helium and CO₂. These challenges are exacerbated by risks associated with foreign supply chains, including shipping disruptions and trade restrictions. The Synergy Assets acquisition strengthens our ability to provide reliable, clean, and domestically sourced industrial gases.

“We are positioned to begin operations on the acquired acreage immediately, integrating it into our 2025 development program. Additionally, U.S. Energy is proud to advance our carbon sequestration initiatives. We have entered the planning and permitting phase to leverage our existing infrastructure for CO₂ sequestration. This approach not only aligns with our commitment to greening the industrial gas production process but also takes full advantage of recent state and federal legislation. This is a win for all stakeholders, and we remain dedicated to pursuing this sustainable growth strategy.”

OVERVIEW OF ASSETS

The collective assets encompass approximately 24,000 net acres strategically located within the core of the Kevin Dome, a prominent geological structure historically recognized for its robust resource extraction potential. These assets are highly contiguous and complementary to U.S. Energy’s existing portfolio and development program. Recent drilling activity in the area has demonstrated significant success, particularly in helium production from multiple formations, predominantly composed of carbon dioxide and nitrogen.

Acreage Summary

Asset	Net Acres
Existing USEG:	140,000
Current SOG Acquisition:	24,000

Synergy Asset:

The SOG Asset, encompassing 24,000 net acres, is strategically located at the center of the Kevin Dome structure. The primary target for helium production within the asset is the Duperow formation, known for its carbon dioxide-dominated gas systems and recent data indicating economically viable helium concentrations. Notably, the acquisition includes an active well within the SOG Asset, with recent gas analysis confirming significant helium production from the Duperow formation.

U.S. Energy plans to prioritize its carbon sequestration initiatives within the SOG Asset, leveraging the area’s strategic potential. Synergy is controlled by Mr. Duane H. King, Chief Executive Officer of Synergy and a member of U.S. Energy’s Board of Directors, along with John A. Weinzierl, Chairman of U.S. Energy.

TRANSACTION CONSIDERATION DETAILS

Synergy Consideration:

Under the terms of the Agreement, SOG will assign to U.S. Energy 80.0% of their interests in the SOG Asset for the following consideration:

■	$2.0mm in cash.

■	1,400,000 shares of U.S. Energy restricted common stock.

■

$20.0mm carried working interest for which U.S. Energy commits to pay Synergy’s exploration, drilling, and completion costs attributable to Synergy’s 20.0% retained working interest for a period of 78 months.

■

An Area of Mutual Interest (the “SOG AMI”) under which Synergy will have the right to participate for its proportionate interest of 20.0% in any new leases with any leasing amounts being deducted from the carried working interest.

■	18.0% of future amounts realized by U.S. Energy in connection with tax credits obtained from carbon sequestration on the SOG AMI.

■	18.0% of any future gain, after deducting U.S. Energy’s unrecovered capital costs, in connection with U.S. Energy’s initial CO2 processing plant located on the SOG AMI.

UPCOMING DRILLING AND DEVELOPMENT CATALYSTS

U.S. Energy has committed to a two-well drilling program as part of its acquisition of the SOG Assets. These commitments will be seamlessly integrated into the Company’s existing 2025 development program. The initial drilling efforts will target the Duperow formation, which boasts significant well control and has demonstrated highly economic helium concentrations, along with CO₂ levels comprising less than 90% of the overall gas composition.

ABOUT U.S. ENERGY CORP.

We are a growth company focused on consolidating high-quality energy and industrial gas assets in the United States with the potential to optimize production and generate free cash flow through low-risk development while maintaining an attractive shareholder returns program. We are committed to being a leader in reducing our carbon footprint in the areas in which we operate. More information about U.S. Energy Corp. can be found at www.usnrg.com.

INVESTOR RELATIONS CONTACT

Mason McGuire

IR@usnrg.com

(303) 993-3200

www.usnrg.com

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, risks associated with the integration of the recently acquired assets; the Company’s ability to recognize the expected benefits of the acquisitions and the risk that the expected benefits and synergies of the acquisition may not be fully achieved in a timely manner, or at all; the amount of the costs, fees, expenses and charges related to the acquisitions; the Company’s ability to comply with the terms of its senior credit facilities; the ability of the Company to retain and hire key personnel; the business, economic and political conditions in the markets in which the Company operates; fluctuations in oil and natural gas prices, uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities; competition; operating risks; acquisition risks; liquidity and capital requirements; the effects of governmental regulation; adverse changes in the market for the Company’s oil and natural gas production; dependence upon third-party vendors; risks associated with COVID-19, the global efforts to stop the spread of COVID-19, potential downturns in the U.S. and global economies due to COVID-19 and the efforts to stop the spread of the virus, and COVID-19 in general; economic uncertainty relating to increased inflation and global conflicts; the lack of capital available on acceptable terms to finance the Company’s continued growth; the review and evaluation of potential strategic transactions and their impact on stockholder value; the process by which the Company engages in evaluation of strategic transactions; the outcome of potential future strategic transactions and the terms thereof; and other risk factors included from time to time in documents U.S. Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. These reports and filings are available at www.sec.gov.

The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of any Sale Agreement Parties are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on U.S. Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. U.S. Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, U.S. Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by U.S. Energy. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.